Exhibit 99.1

MicroVision Reports Second Quarter 2026 Results and Highlights Commercial Momentum Across Multiple Markets

Advancing Lidar 2.0 strategy with expanding customer engagements, new product launches, strengthened leadership team, improved cash burn guidance, and growing commercial pipeline

REDMOND, Wash. – August 6, 2026 – MicroVision, Inc. (NASDAQ: MVIS), a leader in advanced perception solutions for industrial, security and defense, and automotive applications, today announced its second quarter 2026 results and provided a business update highlighting continued execution of its Lidar 2.0 strategy.

Key Operational Highlights

●	Advanced the Company’s Lidar 2.0 strategy, expanding MicroVision’s position as a perception solutions provider serving industrial, security & defense, automotive, robotics, and autonomous aerial markets.

●	Launched the MOVIA™ Air product family, with several pre-launch partners, introducing both MOVIA™ Air and MOVIA™ Air Plus, purpose-built airborne perception solutions designed for drones, autonomous aircraft, and defense applications.

●	Signed a long-term development agreement with a leading construction and mining equipment OEM to integrate IRIS lidar into next-generation autonomous hauling vehicles, and bridge to integration of the Company’s next-gen HALO lidar.

●

Fulfilled increasing demand for active evaluations with customers spanning target markets, including with a leading AI company and hyperscaler for robotics and autonomous systems, a leading e-commerce company for aerial logistics and delivery, a defense contractor for mission-ready ground autonomy, and more.

●	Shipped IRIS and MOVIA sensors supporting customer programs across industrial automation, autonomous systems, aerospace, defense, and artificial intelligence applications.

●	Launched MicroVision Semiconductor, establishing an in-house semiconductor organization that expands the Company’s custom ASIC, mixed-signal IC and advanced imaging capabilities while supporting both internal product development and external customer programs.

●	Strengthened the executive leadership team with the appointments of James Byun as Chief Commercial Officer and Cara Klaer as Head of Marketing & Communications.

●	Improved full-year cash burn guidance to approximately $60 million, reflecting expected normalization in the second half of the year following non-recurring cash usage in the first half, with improvement due to continued operational discipline and acquisition synergies.

●	Completed a 1-for-15 reverse stock split, strengthening the Company’s capital markets position and supporting continued Nasdaq listing compliance.

“Our second quarter demonstrates that MicroVision has evolved into a commercially focused perception company with the products, technology, leadership and operational discipline needed to compete across multiple high-growth markets,” said Glen DeVos, Chief Executive Officer of MicroVision. “Our Lidar 2.0 strategy is translating into meaningful commercial momentum and a path to near-term and future revenue.”

“Our strategy is simple: deliver the right perception solutions at the right cost across multiple industries. We’re leveraging a common technology platform to address opportunities spanning industrial automation, security and defense, autonomous aerial systems, robotics and automotive. Every new customer, product and market reinforces the scalability of our business model and the trajectory of our revenue growth.”

Key Financial Highlights for Q2 2026

●	Revenue for the second quarter of 2026 was $1.5 million, compared to $0.2 million for the second quarter of 2025, primarily as a result of a greater volume of sensors shipped, as well as development revenue, during the second quarter of 2026.

●	Total operating expenses for the second quarter of 2026 were $24.9 million, compared to $14.1 million for the second quarter of 2025, with the increase primarily relating to costs stemming from the acquisitions, along with integration and consolidation activities, during the second quarter of 2026.

●	Net loss for the second quarter of 2026 was $36.9 million, or $1.66 per share, compared to a net loss of $14.2 million, or $0.84 per share, for the second quarter of 2025.

●	Per share amounts have been adjusted to reflect the 1-for-15 reverse stock split that became effective on August 1, 2026.

●	Adjusted EBITDA for the second quarter of 2026 was a $18.8 million loss, compared to a $11.2 million loss for the second quarter of 2025.

●	Cash used in operations in the second quarter of 2026 was $19.1 million, which includes non-recurring payments related to acquisition and consolidation activities, compared to cash used in operations in the second quarter of 2025 of $12.7 million.

●	The Company ended the second quarter of 2026 with $27.2 million in cash and cash equivalents, including investment securities, compared to $74.8 million at December 31, 2025.

As of June 30, 2026, the Company has access to $68.4 million of capital, subject to certain conditions, including $41.2 million under its existing ATM, or at-the-market, facility and expects future financing activities to support continued execution of its strategic plan.

Conference Call

MicroVision will host a conference call today at 4:30 p.m. Eastern Time to discuss second quarter 2026 financial results and provide a business update.

The live webcast can be accessed on the Investor Relations section of the Company’s website at www.microvision.com. A replay of the webcast will be available following the conclusion of the call.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOSAIK, MOVIA, IRIS, and SENTINEL are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP Information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measures “adjusted EBITDA” and “adjusted Gross Profit.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; non-cash gains and losses; share-based compensation; restructuring costs; acquisition-related costs; and impairment charges. Adjusted Gross Profit is calculated as GAAP gross profit before share-based compensation expense, inventory write downs, and the amortization of acquired intangibles included in cost of revenue.

MicroVision believes that the presentation of adjusted EBITDA and adjusted Gross Profit provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses these non-GAAP measures when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA and adjusted Gross Profit are useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA and adjusted Gross Profit are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

Similarly for adjusted Gross Profit, the Company compensates for limitations of the measure by prominently disclosing GAAP gross profit which is the difference between Revenue and Cost of revenue, which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation by backing out share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

Forward-Looking Statements

Certain statements contained in this release, including market position, expectations, and likelihood of success; opportunities for customer engagement and revenue; expense reduction; benefits of acquisitions and integration synergies; market position; product portfolio; product and manufacturing capabilities; transaction benefits; access to capital and capital-raising opportunities; and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Heidi Davidson - For MicroVision

heidi@galvanizeworldwide.com

(914) 441-6862

MicroVision, Inc.

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2026	2025

Assets
Current assets
Cash and cash equivalents	$27,208	$32,363
Investment securities, available-for-sale	-	42,471
Restricted cash, current	482	497
Accounts receivable, net of allowances	915	47
Inventory	3,660	745
Other current assets	2,021	4,989
Total current assets	34,286	81,112

Property and equipment, net	15,787	4,280
Operating lease right-of-use assets	17,655	14,075
Restricted cash, net of current portion	1,184	1,204
Intangible assets, net	13,684	32
Goodwill	3,677	-
Other assets	2,334	2,416
Total assets	$88,607	$103,119

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$5,876	$1,628
Accrued liabilities	7,511	5,426
Deferred revenue	253	-
Derivative liability	7,050	-
Notes payable	24,559	19,212
Operating lease liabilities, current	5,119	3,481
Finance lease liabilities, current	13	14
Other current liabilities	43	388
Total current liabilities	50,424	30,149

Warrant liability	380	1,875
Operating lease liabilities, net of current portion	15,743	14,034
Finance lease liabilities, net of current portion	17	27
Other long-term liabilities	1,424	1,486
Total liabilities	67,988	47,571

Commitments and contingencies
Shareholders’ equity
Common stock at par value	23	20
Additional paid-in capital	1,039,358	1,012,121
Accumulated other comprehensive income	737	669
Accumulated deficit	(1,019,499)	(957,262)
Total shareholders’ equity	20,619	55,548
Total liabilities and shareholders’ equity	$88,607	$103,119

MicroVision, Inc.

Consolidated Statement of Operations

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Revenue	$1,473	$155	$2,408	$744

Cost of revenue	831	716	1,403	1,266
Gross profit (loss)	642	(561)	1,005	(522)

Research and development expense	15,702	7,658	30,147	15,061
Sales, marketing, general and administrative expense	9,211	6,437	18,722	13,113
Impairment loss on operating lease right-of-use assets	-	-	9	-
Gain on disposal of fixed assets	(60)	-	(168)	-
Total operating expenses	24,853	14,095	48,710	28,174

Loss from operations	(24,211)	(14,656)	(47,705)	(28,696)

Interest expense	(5,480)	(2,170)	(8,233)	(15,073)
Unrealized gain (loss) on derivative liability	(8,035)	1,952	(4,655)	2,794
Unrealized gain on warrant liability	891	803	1,495	2,564
Realized loss on debt extinguishment	-	-	(3,083)	(4,654)
Bargain purchase gain	-	-	147	-
Other income (expense)	73	(65)	160	223

Net loss before taxes	$(36,762)	$(14,136)	$(61,874)	$(42,842)

Income tax expense	(181)	(93)	(363)	(166)

Net loss	$(36,943)	$(14,229)	$(62,237)	$(43,008)

Net loss per share - basic and diluted	$(1.66)	$(0.84)	$(2.90)	$(2.63)

Weighted-average shares outstanding - basic and diluted	22,296	16,977	21,441	16,356

MicroVision, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six months ended June 30,
	2026	2025

Cash flows from operating activities
Net loss	$(62,237)	$(43,008)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	5,344	2,952
Unrealized gain (loss) on derivative liability	4,655	(2,794)
Unrealized gain on warrant liability	(1,495)	(2,564)
Loss on debt extinguishment	3,083	4,654
Bargain purchase gain	(147)	-
Gain on disposal of fixed assets	(168)	-
Impairment of operating lease right-of-use assets	9	-
Inventory write-downs	52	-
Non-cash interest expense	-	7,325
Amortization of debt discount and issuance costs on notes payable	8,219	7,723
Share-based compensation expense	2,287	3,851
Net accretion of premium on short-term investments	(81)	(195)
Change in:
Accounts receivable	(868)	822
Inventory	833	(3,796)
Other current and non-current assets	1,115	(210)
Accounts payable	4,248	432
Accrued liabilities	2,085	(275)
Contract liabilities and other current liabilities	(92)	(450)
Operating lease liabilities	(2,409)	(1,097)
Other long-term liabilities	(21)	(197)
Net cash used in operating activities	(35,588)	(26,827)

Cash flows from investing activities
Sales of investment securities	42,528	22,402
Purchases of investment securities	-	(19,326)
Cash paid for business combination	(33,178)	-
Purchases of property and equipment	(448)	(307)
Net cash provided by investing activities	8,902	2,769

Cash flows from financing activities
Principal payments under finance leases	(8)	(6)
Principal proceeds from notes payable, net of debt discount and issuance costs	20,624	-
Net proceeds from issuance of common stock and warrants	769	43,289
Net cash provided by financing activities	21,385	43,283

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	111	319

Change in cash, cash equivalents, and restricted cash	(5,190)	19,544
Cash, cash equivalents, and restricted cash at beginning of period	34,064	56,247
Cash, cash equivalents, and restricted cash at end of period	$28,874	$75,791

The following table provides a reconciliation of the cash, cash equivalents, and restricted cash balances as of June 30, 2026 and 2025:

	June 30,	June 30,
	2026	2025
Cash and cash equivalents	$27,208	$74,094
Restricted cash, current	482	76
Restricted cash, net of current portion	1,184	1,621
Cash, cash equivalents, and restricted cash	$28,874	$75,791

MicroVision, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Reconciliation of Non-GAAP Gross Profit:
Gross profit (loss)	$642	$(561)	$1,005	$(522)
Inventory related write-downs	25	-	52	-
Amortization of acquired intangibles	-	217	-	434
Adjusted Gross Profit	$667	$(344)	$1,057	$(88)

Reconciliation of Non-GAAP Loss:
GAAP Net loss	$(36,943)	$(14,229)	$(62,237)	$(43,008)
Interest expense, net	5,407	2,235	8,073	14,850
Provision for income taxes	181	93	363	166
Depreciation and amortization	2,976	1,544	5,344	2,952
Unrealized (gain) loss on derivative liability	8,035	(1,952)	4,655	(2,794)
Unrealized gain on warrant liability	(891)	(803)	(1,495)	(2,564)
Loss on debt extinguishment	-	-	3,083	4,654
Gain on disposal of fixed assets	(60)	-	(168)	-
Impairment of operating lease right-of-use assets	-	-	9	-
Share-based compensation expense	1,304	1,930	2,287	3,851
Inventory related write-downs	25	-	52	-
Acquisition-related costs	1,143	-	2,870	-
Restructuring charges	-	-	1,139	-
Adjusted EBITDA	$(18,823)	$(11,182)	$(36,025)	$(21,893)